UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, Carver Bancorp, Inc. (the “Company”) issued a press release reporting that Deborah C. Wright will retire as Chief Executive Officer effective December 31, 2014, after 15 years of service. The Board of Directors has named Michael T. Pugh, currently the Company’s President and Chief Operating Officer, as her successor, effective January 1, 2015. Ms. Wright will continue to serve as the Company’s non-executive Chairman of the Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. The Company does not intend for this Item 5.02 or Exhibit 99.1 to be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or to be incorporated by reference into filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits

The following exhibit is filed as part of this report:

99.1  Press release entitled “CARVER CEO DEBORAH C. WRIGHT TO TRANSITION TO NON-EXECUTIVE CHAIRMAN; PRESIDENT AND COO MICHAEL T. PUGH NAMED CEO EFFECTIVE JANUARY 1, 2015”, dated November 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE: November 17, 2014

BY:	/David L. Toner/
David L. Toner
First Senior Vice President and Chief Financial Officer